PetLife Pharmaceuticals Updates Shareholders on the Company Progress with Vitalzul™ Studies and Additional Product Offerings

Dec 01, 2016

OTC Disclosure & News Service

Hancock, MD, Dec. 01, 2016 (GLOBE NEWSWIRE) — PetLife Pharmaceuticals, Inc. (OTC QB: PTLF) (the “Company”), a developer of a new generation of high potency veterinary cancer medications and nutraceuticals for pets, is pleased to provide a Shareholder update.

Dear Fellow Shareholder,

Your company continues to make progress with the development and testing of our flagship product Vitalzul™. The PetLife team has recently presented at Investor conferences in San Francisco, Toronto, Dallas, Las Vegas and Boston and has plans to present our company next month in Los Angeles. Additionally, we will be presenting to investors during the JP Morgan conferences in early 2017.

We continue with our pre-INAD studies and are pleased that we will have our dosing and preliminary toxicology studies of Vitalzul™ completed by mid to late December. Armed with those studies we then plan to discuss our Clinical and Regulatory program with the FDA/CVM. We are also building out our portfolio of product offerings and will soon announce several new natural based veterinary products.

We continue to monitor the world literature and have noted a recent manuscript from Saudi Arabia outlining the positive effects of scorpion venom on a number of cancer cell lines. This supports our current efforts in partnership with InnoVision.

The market has recently been a bit harsh with our stock. Low trading volume can often result in extreme volatility and we certain have seen this recently. This volatility does not affect the core mission of the company but certainly is concerning to management. We are making efforts to support our stock price by continuing our pre-INAD studies on an aggressive schedule and by presenting our message through social media and investor presentations.

Our mission at PetLife Pharmaceuticals is critically important to the health of our companion animals. I ask that you continue to support the company and help spread the message. Additionally, with the pull back in stock price, it is an excellent time to show your support by purchasing additional stock (OTCQB: PTLF) for your portfolio.

If you haven’t visited our website (www.petlifepharma.com) or our Facebook page (https://facebook.com/PetLifePharmaceticals) recently please take a minute to do so today and invite your friends and acquaintances to support our mission.

Ralph T Salvagno M.D.

CEO PetLife Pharmaceuticals Inc.

PetLife’s 506 Private Placement Memorandum is available only to accredited investors.

About PetLife Pharmaceuticals, Inc.

PetLife Pharmaceuticals (OTCQB: PTLF) (http://www.PetLifePharma.com) is a registered US Veterinary Pharmaceutical company, incorporated in 2012.

PetLife’s mission is to bring its new, scientifically proven, non-toxic, potentiated bioactive nutraceuticals and prescription medication, Vitalzul™, to the world of veterinary oncology — with the ultimate goal of preventing cancer and extending the life of pets suffering from cancer while improving their quality of life. In the US alone, consumer spending on domestic companion animals reached over $60 billion in 2015 with over $29 billion spent on veterinary care and medications.

Safe Harbor

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: PetLife encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by the Company, that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q, and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

Investor Relations:

Invicto Group

info@invictogroup.com

800-928-7462 Ext. 801